                                 ABBOTT LABORATORIES

                                OFFICERS' CERTIFICATE

                                         AND

                                    COMPANY ORDER

     With respect to the issuance by Abbott Laboratories (the "Company") of $200,000,000 in aggregate principal amount of 5.40% Notes due September 15, 2008 (the "Notes"), Jose M. de Lasa and Thomas C. Freyman, officers of the Company, certify pursuant to Sections 3.1 and 3.3 of the Indenture, dated as of October 1, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as follows:

     1. We have read Sections 2.1, 3.1 and 3.3 of the Indenture and the definitions therein relating hereto, reviewed the resolutions of the Board of Directors of the Company adopted on June 14, 1996 (attached as Exhibit B to the Secretary's Certificate of even date herewith), the Action of Authorized Officers of September 10, 1998 (attached as Exhibit C to the Secretary's Certificate of even date herewith), conferred with executive officers of the Company and, in our opinion, made such other examinations and investigations as are necessary to enable us to express an informed opinion as to whether Sections 2.1, 3.1 and 3.3 of the Indenture have been complied with.

     2. Based on the above-described examinations and investigations, in our opinion, all conditions precedent relating to the authentication and delivery of the Notes, including those conditions under Sections 2.1, 3.1 and 3.3 of the Indenture, have been complied with.

     3. The terms of the Notes are set forth in the Action of Authorized Officers, dated September 10, 1998 (attached as Exhibit C to the Secretary's Certificate of even date herewith).

     4. In accordance with the provisions of Section 3.3 of the Indenture, the Trustee is hereby authorized and requested to authenticate the Notes and to deliver the Notes to or at the direction of Goldman, Sachs & Co., ABN AMRO Incorporated, BancAmerica Securities, Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.


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     IN WITNESS WHEREOF, the undersigned have executed this Officers'
Certificate as of this 15th day of September, 1998.

                              ABBOTT LABORATORIES


                              By:/s/ Jose M. de Lasa
                                 ----------------------------
                                 Jose M. de Lasa, Senior Vice
                                 President, Secretary and
                                 General Counsel


                              By:/s/ Thomas C. Freyman
                                 ------------------------
                                 Thomas C. Freyman, Vice
                                 President and Treasurer


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